Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of October 8, 2025, by and between TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), and DEFJ, LLC, a Delaware limited liability company (“Seller”).

This Agreement is made in connection with the Membership Interest Purchase Agreement, dated as of October 8, 2025 (the “Purchase Agreement”), and the Investment Agreement, dated as of October 8, 2025 (the “Investment Agreement”), by and between the Company and Seller. For purposes of this Agreement, and unless the context indicates otherwise, we also refer to Seller, including its successors and assigns, as a Holder (as such term is defined herein).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

1.3 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

1.4 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8 “Holder” means any holder of shares of Registrable Securities who is a party to this Agreement.

1.9 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.10 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.11 “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement or prospectus in the light of the circumstances under which they were made not misleading.

1.12 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.13 “PIK Shares” means shares of the Series A non-voting convertible preferred stock, par value $0.0001 per share, to be issued pursuant to Section 3 of the Certificate of Designation.

1.14 “Purchaser Preferred Stock Financing Shares” means shares of the Series B non-voting convertible preferred stock, par value $0.0001 per share issued pursuant to the Investment Agreement.

1.15 “Registrable Securities” means (i) the Purchaser Common Stock Payment Shares; (ii) shares of Common Stock issuable or issued upon conversion of shares of the Purchaser Preferred Stock Payment Shares; (iii) shares of Common Stock issuable or issued upon conversion of the Purchaser Preferred Stock Financing Shares; (iv) shares of Common Stock issuable or issued to a Holder upon conversion of the PIK Shares and (v) any securities of the Company issued with respect to the securities referenced in clauses (i) through (iv) by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization or other similar transaction, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, provided that, with respect to a particular Holder, such Holder’s Purchaser Common Stock Payment Shares or Common Stock referenced in the preceding clauses (i) to (v) shall cease to be Registrable Securities upon a sale pursuant to a registration statement or Rule 144 (in which case, only such security sold by the Holder shall cease to be a Registrable Security).

1.16 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.17 “Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

1.18 “Repurchase Agreement” shall mean the Repurchase Agreement, dated as of October 8, 2025, between the Seller and the Company.

1.19 “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.20 “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.21 “SEC” means the Securities and Exchange Commission.

1.22 “SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.

1.23 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.24 “Selling Expenses” means (a) all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and (b) fees and disbursements of counsel for any Holder, except for the fees and disbursements of Selling Holder Counsel borne and paid by the Company as provided in Section 2.7.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Registration Statement Filing.

(a) On or prior to the seventy-fifth (75th) calendar day following the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”); provided, however if the Seller has not delivered the financial statements to Company by sixty-five days after Closing as required by Section 4.14 of the Purchase Agreement, such Filing Deadline shall be extended by one calendar day for each day that Seller has not delivered such financial statements. The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2.1(c). Notwithstanding the registration obligations set forth in this Section 2.1, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities for sale by the Holders; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities as a secondary offering in accordance with the SEC Guidance, including without limitation, the Securities Act Rules Compliance and Disclosure Interpretations Question 612.09. Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular registration statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such registration statement will be reduced first by the Registrable Securities of all Holders other than the Seller, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder, second by shares of Common Stock issued or issuable upon conversion of the Purchaser Preferred Stock Financing Shares, third by shares of Common Stock issued or issuable upon conversion of the Purchaser Preferred Stock Payment Shares, and fourth by the Purchaser Common Stock Payment Shares, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event of a cutback hereunder, the Company shall notify the Holder in writing as soon as practicable, and in any event within (1) Business Day of such determination, together with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any registration statement without such Holder’s prior written consent.

(b) The Company shall use its commercially reasonable efforts to cause each registration statement to be declared effective by the SEC as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than 4:00 P.M. New York City time on the Business Day immediately prior to the date of the Required Purchaser Stockholder Vote, and shall use its commercially reasonable efforts to keep each such registration statement continuously effective under the Securities Act until such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the Holders or the Holders otherwise cease to Hold Registrable Securities (the “Effectiveness Period”). The Company shall request effectiveness of a registration statement as of 4:00 P.M. New York City time on a Business Day. The Company shall promptly notify the Holders via e-mail of the effectiveness of a registration statement or any post-effective amendment thereto on the same Business Day that the Company telephonically confirms effectiveness with the SEC, which date of confirmation shall initially be the date requested for effectiveness of such registration statement. The Company shall, by 9:30 A.M. New York City time on the first Business Day after the Effective Date, file a final prospectus with the SEC, as required by Rule 424(b) and shall provide the Holders with copies of the final prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall promptly inform each Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a prospectus in connection with any disposition of Registrable Securities.

(c) Each Holder of Registrable Securities to be sold agrees to furnish to the Company a completed form of questionnaire in the form attached hereto as Exhibit A, or equivalent information, provided to the Company in connection with the preparation of a registration statement (the “Selling Shareholder Questionnaire”) not less than five (5) Business Days prior to the anticipated filing date of such registration statement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the registration statement or use the prospectus for offers and resales of Registrable Securities at any time, unless such Holder has provided such information to the Company and responded to any reasonable requests for further information. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or any request for further information as described in this Section 2.1(c) will be used by the Company in the preparation of the registration statement and hereby consents to the inclusion of such information in the registration statement (subject to such Holder’s right to timely review the registration statement as set forth herein).

(d) In the event that Form S-3 ceases to be available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e) Registrations effected by the Company pursuant to this Section 2.1 shall not be counted as demand registrations effected pursuant to Section 2.2 hereof.

2.2 Demand Registration.

(a) Form S-1 Demand. If, at any time after June 30, 2026, the Company is not eligible to use a Form S-3 registration statement and the Company receives a request from Holders of at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding as further described below; except that, with respect to the Seller, such limitations as to threshold percentage shall not apply. In such case, the Company shall (x) within five (5) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (if any); and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and, if applicable, any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given and, in each case, subject to the limitations of Sections 2.2(c) and 2.4. The Company shall use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after filing, but no later than the earlier of (i) forty-five (45) calendar days after the filing of such registration statement (or seventy-five (75) calendar days after the filing of such registration statement if the SEC notifies the Company that it will “review” such registration statement) and (ii) five (5) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

(b) Form S-3 Demand. If, at any time after June 30, 2026, the Company is eligible to use a Form S-3 registration statement and the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding, then the Company shall file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $7,500,000 as further described below; except that, with respect to the Seller, such limitations as to threshold percentage and anticipated aggregate offering price shall not apply. In such case, the Company shall (i) within five (5) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders (if any); and (ii) as soon as practicable, and in any event within fifteen (15) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering the resale of all Registrable Securities that the Initiating Holders requested to be registered and, if applicable, any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five (5) days of the date the Demand Notice is given and, in each case, subject to the limitations of Sections 2.2(c) and 2.4. The Company shall use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after filing, but no later than the earlier of (i) thirty (30) calendar days after the filing of such registration statement (or forty-five (45) calendar days after the filing of such registration statement if the SEC notifies the Company that it will “review” such registration statement) and (ii) five (5) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.2 a certificate signed by the Company’s Chief Executive Officer stating that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than forty-five (45) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2(a) (i) after the Company has effected three (3) registrations pursuant to Section 2.2(a), other than with respect to any request initiated by the Seller; or (ii) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.2(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2(b) (i) if the Company has effected two registrations pursuant to Section 2.2(b) within the twelve (12) month period immediately preceding the date of such request, other than with respect to any request initiated by the Seller.

(e) Notwithstanding the provisions of Section 2.2 or any other part of this Agreement, a Registration pursuant to Section 2.2(a) or (b) shall not count as a Registration unless and until (i) the registration statement filed with the SEC with respect to a Registration pursuant to Section 2.2(a) or (b) has been declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the managing underwriter, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such registration statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to Section 2.2(a) or (b) is subsequently interfered with by any stop order or injunction of the SEC, federal or state court or any other governmental agency, the registration statement with respect to such Registration shall be deemed not to have been declared effective unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Initiating Holders initiating such request for registration under Section 2.2(a) or (b) thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election.

(f) Notwithstanding any other provision of this Agreement, if the Seller (including any Affiliate of the Seller that is a Holder) wishes to sell Registrable Securities in an underwritten offering then, notwithstanding the foregoing or any other provisions hereunder, no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such underwritten offering.

2.3 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders of the Company other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Upon the request of each Holder the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.7. Any Registration effected pursuant to this Section 2.3 shall not be counted as a Registration pursuant to a demand registration effected under Section 2.2 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.4 Underwriting Requirements.

(a) If, pursuant to Section 2.2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.2, and the Company shall include such information in the Demand Notice. If the Seller elects to sell Registrable Securities in an underwritten offering pursuant to Section 2.2, the underwriter(s) will be selected by Seller and shall be reasonably acceptable to the Company, and for any other underwritten offering pursuant to Section 2.2, the underwriter(s) will be selected by the Holders of a majority of the Registrable Securities to be included in such underwritten offering and shall be reasonably acceptable to the Company. The right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(d)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the underwriter(s) advise(s) the Initiating Holders in writing that the dollar amount or number of Registrable Securities to be underwritten, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, the Registrable Securities of the Seller that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of each additional participating Holder, if any, that has requested in writing to be included in such underwritten offering in proportion (as nearly as practicable) to the number of Registrable Securities owned by each such Holder or in such other proportion as shall mutually be agreed to by all such selling Holders that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters.

(c) If the underwriter(s) in an underwritten offering that is to be a Piggyback Registration, in good faith, advise the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of equity securities that the Company desires to sell, taken together with (i) Common Stock and other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2(a) or (b) hereof, and (iii) Common Stock and other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then

(i)            If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of the Seller that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of all other Holders who have requested in writing to be included in such Piggyback Registration, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock and equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)            If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of the Seller that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of all other Holders who have requested in writing to be included in such Piggyback Registration, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders that can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

For the purposes of the provisions in Section 2.1, and 2.4(a), (b) and (c) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement as may be reasonably requested by the Holders or any underwriter of Registrable Securities, or as may be necessary to comply with the Securities Act, in order to enable the disposition of all securities covered by such registration statement;

(b) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(e) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s directors, officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(i) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(j) promptly advise each selling Holder of Registrable Securities after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) notify each of the Holders in writing if a registration statement or prospectus contains a Misstatement. and promptly prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, request the immediate effectiveness thereof;

(l) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing underwriter;

(m) on the date the Registrable Securities are delivered for sale pursuant to a registration statement, in the event of an underwritten offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such registration of Registrable Securities, addressed to the underwriter(s), covering such legal matters with respect to the registration of the Registrable Securities in respect of which such opinion is being given as the underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; and

(n) if a registration of Registrable Securities, including an underwritten offering, involves the registration of Registrable Securities with anticipated gross proceeds in excess of $1,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the underwriter(s) in any underwritten offering.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including all registration fees, filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.), fees of the securities exchange on which Common Stock is then listed and any other qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.2(a) or 2.2(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.2(a) or 2.2(b), as the case may be. All Selling Expenses set forth in clause (a) of the definition of Selling Expenses, relating to Registrable Securities registered pursuant to this Section 2, shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a Registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, directors, officers and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.9(b) and 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to, upon request, promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC), including using commercially reasonable efforts to provide any legal opinions (including any opinion of outside counsel to the Company), instruction letters and certificates to the Company’s transfer agent (i) in connection with a sale of such Holder’s Registrable Securities in compliance with the requirements of Rule 144, and (ii) as soon as reasonably practicable and legally permissible to do so, removing any restrictive legends from such Holder’s Registrable Securities and facilitating the transfer of such securities to a brokerage account. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf, in connection with an underwritten offering, of shares of its Common Stock or securities convertible into or exercisable or exchangeable for Common Stock under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, subject to exceptions to be agreed in connection with the applicable underwritten offering. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11, or that are necessary to give further effect thereto, or that are customary under the circumstances. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Limitations on Registration Rights. As of the date hereof, neither the Company nor any of its subsidiaries has entered into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

3.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Financial Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Section 3.5. If notice is given to the Company, a copy shall also be sent to Orrick, Herrington & Sutcliffe LLP, 2100 Pennsylvania Street, N.W., Washington, D.C. 200037 Attn: David Schulman, E-mail: dschulman@orrick.com. If notice is given to Seller, a copy shall also be sent to Freshfields US LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007 United States Attention: Sebastian L. Fain; Steven Y. Li, Email: sebastian.fain@freshfields.com; steven.li@freshfields.com.

(b) Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address as on the books of the Company. Each Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

3.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by a Holder of Registrable Securities on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion. Any amendment, modification, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.8 Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

3.9 Confidentiality. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions and any notifications regarding a prospective Registration or offering of Registrable Securities.

3.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Dispute Resolution. In any action of proceeding between any of the parties arising out of or relating to this Agreement, each of the parties (a) hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agree that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.11, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TRANSCODE THERAPEUTICS, INC.

By:	/s/ Thomas A. Fitzgerald
Name: Thomas A. Fitzgerald
Title: Chief Financial Officer

[Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DEFJ, LLC

By:	/s/ Alan Yu
Name: Alan Yu
Title: Manager

ADDRESS FOR NOTICE

2 Dai Fu Street, Tai Po Industrial Estate
New Territories, Hong Kong
Attention: General Counsel
Email: CKLS-Legalteam@ck-lifesciences.com

[Registration Rights Agreement]

Exhibit A

[Attached]

[Registration Rights Agreement]